                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The Company owns 100% of the outstanding shares of the following companies:

                               STATE OF
COMPANY                     INCORPORATION  TRADE NAMES
-------                     -------------  -----------
Infinity Enterprises, Inc.  Maryland       Don Richard Associates of Washington
                                           Signature Staffing
David C. Cooper &           Georgia        David C. Cooper & Associates
 Associates, Inc.                          DCCA
DCCA Professional           Georgia        DCCA Professional Temporaries
 Temporaries, Inc.
EKT, Inc.                   North Carolina Don Richard Associates of Charlotte
Cama of Tampa, Inc.         Florida        Don Richard Associates of Tampa
Rylan Forbes Consulting     New Jersey     Rylan Forbes Consulting Group
 Group, Inc.
AcSys Resources, Inc.       Pennsylvania   AcSys Resources
                                           AcSys IT

AcSys Resources, Inc. owns 100% of the outstanding shares of the following company:
                               STATE OF
COMPANY                     INCORPORATION  TRADE NAMES
-------                     -------------  -----------
C.P.A. Staffing, Inc.       Georgia        C.P.A. Staffing
                                           C.P.A. Search
                                           Career Placement Associates